Exhibit 3.16

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:42 PM 04/17/2006

FILED 06:42 PM 04/17/2006

SRV 060356897 - 4111852 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

S&C FINANCE COMPANY, LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST

The name of the limited liability company is S&C Finance Company, LLC (the ‘‘Company”).

SECOND

Paragraph 1 of the Certificate of Formation of the Company is hereby deleted in its entirety and amended to read in full as follows:

I. The name of the limited liability company is Sensata Technologies Finance Company, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 17th day of April, 2006.

S&C FINANCE COMPANY, LLC

/s/ Ian Blasco
By:	Ian Blasco
Its:	Vice President